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                                                                   EXHIBIT 10.11

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                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of April 28, 2000

                                     Between

                            PATTERSON DENTAL COMPANY,

              THE BANK OF TOKYO - MITSUBISHI, LTD., CHICAGO BRANCH,
                        M & I MARSHALL & ILSLEY BANK, THE
                             NORTHERN TRUST COMPANY

                                       and

             U.S. BANK NATIONAL ASSOCIATION, as a Bank and as Agent




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                      AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 28, 2000, is by and between PATTERSON DENTAL COMPANY, a Minnesota corporation (the "Borrower"), U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank"), individually and as agent (in such capacity, the "Agent") for the "Banks" (as defined below), THE BANK OF TOKYO - MITSUBISHI, LTD., CHICAGO BRANCH ("Tokyo"), M&I MARSHALL & ILSLEY BANK ("M&I"), and THE NORTHERN TRUST COMPANY ("Northern"; U.S. Bank in its individual capacity, Tokyo, M&I and Northern, together with any other Person that may become a party hereto pursuant to Section 11.4 are collectively referred to herein as the "Banks").

     WHEREAS, the Borrower, the Banks and the Agent are parties to the Existing Credit Agreement (as defined below);

     WHEREAS, the Borrower, the Banks and the Agent desire to amend and restate the Existing Credit Agreement in its entirety.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     "Account": The Borrower's or any Subsidiary's right to the payment of money from the sale, lease or other disposition of goods or other assets by the Borrower or any Subsidiary, a rendering of services by the Borrower or any Subsidiary, a loan by the Borrower or any Subsidiary, the overpayment of taxes or other liabilities of the Borrower or any Subsidiary, or otherwise any contract or agreement, however such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) that the Borrower or any Subsidiary may at any time have against any account debtor or other party obligated thereon or against any of the property of such account debtor or other party.

     "Advance": The portion of the outstanding Loans bearing interest at an identical rate for an identical Interest Period, provided that all Reference Rate Advances shall be deemed a single Advance and all Daily Rate Advances shall be deemed a single Advance. An Advance may be a "Eurodollar Advance," "Daily Rate Advance" or "Reference Rate Advance" (each, a "type" of Advance).


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     "Adverse Event": The occurrence of any event that could have material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower and the Subsidiaries as a consolidated enterprise or on the ability of the Borrower or any other party obligated thereunder to perform its obligations under the Loan Documents.

     "Aggregate Commitment": As of any date, the sum of the Commitments of all of the Banks.

     "Agreement": This Amended and Restated Credit Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

     "Applicable Commitment Percentage": With respect to each fiscal quarter of the Borrower, the Applicable Commitment Percentage set forth in the table below, based on the BD/EBITDA Ratio computed as of the last day of the immediately preceding fiscal quarter:

                  BD/EBITDA Ratio           Applicable Commitment Percentage
                  ---------------           --------------------------------
                  Less than or equal to 1.0               0.125%
                  Greater than 1.0                        0.20%

If at any time of determination the applicable BD/EBITDA Ratio cannot be determined, the Applicable Commitment Percentage shall be 0.20%.

     "Applicable Daily Margin": With respect to each day, the Applicable Daily Margin set forth in the table below, based on the BD/EBITDA Ratio computed as of the last day of the most recent fiscal quarter to end on or prior to the third day prior to such day:

                  BD/EBITDA Ratio                 Applicable Daily Margin
                  ---------------                 -----------------------
                  Less than or equal to 1.0                0.65%
                  Greater than 1.0                         0.90%

If at any time of determination the applicable BD/EBITDA Ratio cannot be determined, the Applicable Daily Margin shall be 0.90%.

     "Applicable Eurodollar Margin": With respect to each Interest Period, the Applicable Eurodollar Margin set forth in the table below, based on the BD/EBITDA Ratio computed as of the last day of the most recent fiscal quarter to end on or prior to the third day prior to the first day of such Interest Period:

                  BD/EBITDA Ratio                 Applicable Eurodollar Margin
                  ---------------                 ----------------------------
                  Less than or equal to 1.0                   0.45%
                  Greater than 1.0                            0.70%

If at any time of determination the applicable BD/EBITDA Ratio cannot be determined, the Applicable Eurodollar Margin shall be 0.70%.


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     "BD/EBITDA Ratio": The ratio of (i) the consolidated indebtedness for borrowed money of the Borrower and its Subsidiaries as of the last day of a fiscal quarter, to (ii) EBITDA for the period of four fiscal quarters ending on such date.

     "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota and, with respect to Eurodollar Advances or Daily Rate Advances, a day on which dealings in Dollars may be carried on by the Agent in the interbank eurodollar market.

     "Closing Date": The date on which all conditions precedent contained in
Section 6.1 of this Agreement and Section 5.1 of the Purchase Agreement are satisfied.

     "Code": The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

     "Commitment": With respect to each Bank, initially the amount set opposite such Bank's name on the signature page hereof, as the same may be reduced or increased from time to time pursuant to Section 4.3 and Section 11.4 and, as the context may require, the agreement of the Bank to make Loans to the Borrower subject to the terms and conditions of this Agreement.

     "Commitment Fee": As defined in Section 3.2.

     "Consolidated Tangible Net Worth": As of any date of determination, the following, reported in compliance with GAAP: (a) the sum of the amounts set forth on the consolidated balance sheet of the Borrower as the book value of all assets of the Borrower and its Subsidiaries; less (b) total liabilities; less
(c) Deferred Credits, and less (d) the book value of all assets of the Borrower and its Subsidiaries that would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and unamortized deferred charges (but excluding from such intangibles, to the extent included therein, prepaid expenses and deferred taxes).

     "Daily Eurodollar Rate": For any day, the Eurodollar Rate (Reserve Adjusted) that would apply to a hypothetical Eurodollar Advance with a one month Interest Period beginning on that day, except that the calculation thereof shall be based on the Eurodollar Interbank Rate for a one- month Interest Period as of 11:00 a.m., London time (or such other time as of which such rate appears) (and not two Eurodollar Business Days preceding such day), on such day selected by the Agent. In the case of a day which is not a Eurodollar Business Day, the Daily Eurodollar Rate shall be the Daily Eurodollar Rate for the preceding Business Day.

     "Daily Rate Advance": An Advance designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under
Section 2.4.

     "Default": Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

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     "Deferred Credits": Deferred credits of the Borrower, calculated consistently with calculation for the Borrower's consolidated financial statements dated April 25, 1992.

     "EBITDA": For any period of determination, the consolidated net income of the Borrower and its Subsidiaries before deductions for interest expense, income taxes, depreciation and amortization, all determined in accordance with GAAP.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with regulations thereunder.

     "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

     "Eurodollar Advance": An Advance designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under
Section 2.4.

     Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

     "Eurodollar Interbank Rate": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Agent at such time based on such other published service of general application (including, without limitation, the Reuters Screen LIBO page) as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits are offered to the Agent in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Agent to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Telerate page 3750 " means the display designated as such on Telerate System Incorporated (or such other page as may replace page 3750 or that service for the purpose of displaying London interbank offered rates of major banks for U.S. Dollar deposits).
     "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

     "Eurodollar Rate (Reserve Adjusted)": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one

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sixteenth of one percent) determined by dividing the Eurodollar Rate for such
Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

     "Eurodollar Reserve Rate": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Agent, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of such Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default": Any event described in Section 10.1.

     "Existing Credit Agreement" That certain Credit Agreement, dated as of June 20, 1997 as amended by First Amendment to Credit Agreement dated as of April 28, 1998, and by Second Amendment to Credit Agreement dated as of April 2, 1999, among the Borrower, the Banks and the Agent.

     "Federal Reserve Board": The Board of Governors of the Federal Reserve System or a successor thereto.

     "GAAP": Generally accepted accounting principles as applied in the preparation of the audited financial statement of the Borrower referred to in
Section 7.5.

     "Interest Period" For any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a Reference Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance, as the case may be, and ending on the numerically corresponding day one, two, three or six months thereafter as selected by the Borrower pursuant to Section 2.3 or Section 2.4; provided, that:

          (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Termination Date.


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     "Inventory": All goods held by the Borrower or any Subsidiary for sale or lease, or leased by Borrower or any Subsidiary, or furnished or to be furnished by the Borrower or any Subsidiary under any contract of service, or held by the Borrower or any Subsidiary as raw materials, work in process or materials used or consumed in a business, and all returned and repossessed goods.

     "Lien": Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement).

     "Loan Documents": This Agreement, the Notes, and each other instrument, document, guaranty, or other agreement executed and delivered by the Borrower or any other party in connection with this Agreement, the Loans or any collateral for the Loans.

     "Majority Banks": At any time, Banks holding at least 60% of the aggregate unpaid principal amount of the Notes, or if no Loans are at the time outstanding hereunder, Banks with Commitments at least equal to 60% of the Aggregate Commitments.

     "Payment Date": The Termination Date, or date of any other termination of the Aggregate Commitment, plus (a) the last day of each Interest Period for each Eurodollar Advance and, if such Interest Period is in excess of three months, the day three months after the first day of such Interest Period, and thereafter each day three months after each succeeding Payment Date; (b) each day for each Daily Rate Advance; (c) the last day of each month of each year for each Reference Rate Advance; and (d) the last day of March, June, September and December of each year for Commitment Fees.

     "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

     "Permitted Account Sales": Sales, with limited recourse, or no recourse, by the Borrower or Patterson Dental Supply, Inc. of Accounts, which Accounts were derived from sales on contract of furnishings and equipment (but not, however, open-account sales of supplies and not accounts derived from provision of services).

     "Permitted Liens": Any of the following: (a) Liens for taxes, assessments or governmental charges or levies not yet due and payable, except to the extent required to be paid by Section 8.4 of this Agreement; (b) Liens imposed by law, such as landlords', materialmen's, mechanics', carriers', workmen's, employees' and repairmen's liens to the extent incurred in the ordinary course of business for sums not yet delinquent, except to the extent required to be paid by Section
8.4 of this Agreement; (c) pledges or deposits to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary;
(d) any security interest pertaining to the Permitted Account Sales; (e) the landlord's interest in any security deposit provided by the Borrower or a Subsidiary under any lease of real


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property used in its business; and (f) any Lien securing either a loan whose proceeds were used by the Borrower or a Subsidiary to acquire assets or a capitalized lease, provided that such Lien does not extend to any assets other than those acquired with such loan proceeds or subject to such capitalized lease and that the aggregate amount payable under all such loans and capitalized leases at any time does not exceed $5,000,000; provided, however, that none of the Liens listed in clauses (a) through (c) or (e) above shall constitute "Permitted Liens" on and after the commencement in respect thereof of any enforcement, collection, execution, levy or foreclosure or forfeiture proceeding, including any setoff, which remains unstayed or unbonded for thirty
(30) consecutive days.

     "Person": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan": An employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or
Section 412 of the Code.

     "Purchase Agreement": That certain Second Amended and Restated Contract Purchase Agreement dated as of April 30, 2000 between the Borrower and Patterson Dental Supply, Inc., as Sellers, U.S. Bank, as Agent, and the Banks, as Buyers, as the same may be amended, supplemented or otherwise modified from time to time.

     "Reference Rate": The rate of interest from time to time publicly announced by the Agent as its "reference rate." The Agent may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rate shall change on the effective date of any change in the Reference Rate.

     "Reference Rate Advance": An Advance designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under
Section 2.4.

     "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

     "Subsidiary": Any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit


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interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

     "Termination Date": The earliest of (a) April 27, 2001, (b) the date to which the Commitment is extended pursuant to Section 2.7 hereof, (c) the date on which the Commitment is terminated pursuant to Section 10.2 hereof, or (d) the date on which the Commitment is reduced to zero pursuant to Section 4.3 hereof.

     Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Articles VIII and IX hereof) shall be made in accordance with GAAP consistently applied. Any reference to "consolidated" financial terms shall be deemed to refer to those financial terms as applied to the Borrower and its Subsidiaries in accordance with GAAP.

     Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding."

     Section 1.4 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided.


                                   ARTICLE II
                                TERMS OF LENDING

     Section 2.1 The Commitment. Subject to the terms and conditions hereof and in reliance upon the warranties of the Borrower herein, each Bank severally agrees to make loans (each, a "Loan" and, collectively, the "Loans") to the Borrower from time to time from the date hereof until the Termination Date, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that the aggregate unpaid principal amount of all outstanding Loans shall not exceed the remainder of: (x) the amount of the Aggregate Commitment at any time, minus (y) the sum of (i) the aggregate principal amount outstanding under all "Buyers' Contracts" (as defined in the Purchase Agreement), plus (ii) the aggregate principal portion of all payments by "Obligors" under "Buyers' Contracts" that have not been remitted to U.S. Bank for the benefit of the "Buyers" (as those terms are defined in the Purchase Agreement) pursuant to Section 4.1(a) of the Purchase Agreement. Loans hereunder shall be made by the several Banks ratably in the proportion of their respective Commitments.


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     Section 2.2 Advance Options. The Loan shall be constituted of Eurodollar
Advances, Daily Rate Advances and Reference Rate Advances, as shall be selected by the Borrower, except as otherwise provided herein. Any combination of types of Advances may be outstanding at the same time. Each Eurodollar Advance shall be in a minimum amount of $1,000,000 or in an integral multiple of $500,000 above such amount. Each Daily Rate Advance and each Reference Rate Advance shall be in an amount of $100,000 or an integral multiple of $10,000 in excess thereof.

     Section 2.3 Borrowing Procedures. On the Closing Date, each Bank shall make a Loan hereunder in an amount equal to its ratable share of the amount of loans outstanding under the Existing Credit Agreement. Any subsequent request by the Borrower for a Loan may be in writing or by telephone, and must be given so as to be received by the Agent not later than:

          (a) 1:00 p.m., Minneapolis time, on the date of the requested Loan, if the Loan shall be a Daily Rate Advance or Reference Rate Advance; or

          (b) 10:00 a.m., Minneapolis time, two Business days prior to the date of the requested Loan, if the Loan shall be, or shall include, a Eurodollar Advance.

Any telephonic request for a Loan shall be made by a Person designated as authorized to make such requests in a schedule of authorized representatives delivered to the Agent by the Borrower and shall be confirmed by a writing signed by such a Person, which written confirmation shall be delivered to the Agent not later than five Business Days after the date the Loans in question are made. The Commitments of the Banks shall be suspended from the fifth Business Day after the date the Agent notifies the Borrower that such written confirmation is past due until any such past due written confirmation has been delivered. Each request for Loans hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested loan date and after giving effect to the requested Loans the applicable conditions specified in Article VI have been and will be satisfied. Each request for a Loan shall specify (i) the borrowing date (which shall be a Business Day), (ii) the amount of such Loan and the type or types of Advances comprising such Loan, and (iii) if such Loan shall include Eurodollar Advances, the initial Interest Periods for such Advances. The Agent may rely on any telephone request for Loans hereunder which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephone request. The Agent shall promptly notify each other Bank of the receipt of such request, the matters specified therein, and of such Bank's ratable share of the requested Loans. On the borrowing date, each Bank shall provide its share of the requested Loans to the Agent in Immediately Available Funds not later than 3:00 p.m., Minneapolis time. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make available to the Borrower at the Agent's principal office in Minneapolis, Minnesota in immediately available funds not later than 4:00 p.m. (Minneapolis time) on the requested borrowing date the amount of the requested Loans. If the Agent has made a Loan to the Borrower on behalf of a Bank but has not received the amount of such Loan from such Bank by the time herein required, such Bank shall pay


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interest to the Agent on the amount so advanced at the overnight Federal Funds rate from the date of such Loan to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such Loan (provided, however, that the Agent shall not make any Loan on behalf of a Bank if the Agent has received prior notice from such Bank that it will not make such Loan). If the Agent does not receive payment from such Bank by the next Business Day after the date of any Loan, the Agent shall be entitled to recover such Loan, with interest thereon at the rate (or rates) then applicable to such Loan, on demand, from the Borrower, without prejudice to the Agent's and the Borrower's rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight Federal Funds rate before the Agent has recovered from the Borrower, such Bank shall be entitled to the interest payable by the Borrower with respect to the Loan in question accruing from the date the Agent made such Loan.

     2.4 Continuation or Conversion of Loans. The Borrower may elect to (i) continue any outstanding Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (ii) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a Eurodollar Advance), by giving the Agent notice, which may be by telephone, given so as to be received by the Agent not later than:

          (a) 1:00 p.m., Minneapolis time, on the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Daily Rate Advance or a Reference Rate Advance; or

          (b) 10:00 a.m., Minneapolis time, two Business days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Eurodollar Advance.

Each notice of continuation or conversion of an Advance shall specify (i) the effective date of the continuation or conversion date (which shall be a Business
Day), (ii) the amount and the type or types of Advances following such continuation or conversion (subject to the limitation on amount set forth in Section 2.2), and (iii) for continuation as, or conversion into, Eurodollar Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, each Eurodollar Advance shall automatically convert into a Reference Rate Advance on the last day of an applicable Interest Period, unless paid in full on such last day. No Advance shall be continued as, or converted into, a Eurodollar Advance if the shortest Interest Period for such Advance may not transpire prior to the Termination Date or if a Default or Event of Default shall exist. Except during a suspension period described in Section
5.2 or 5.3, all conversions and continuations of Advances must be made uniformly and ratably among the Banks. (E.g., when continuing a two-month Eurodollar Rate Advance of one Bank to a three-month Eurodollar Rate Advance, the Borrower must simultaneously continue all two-month Eurodollar Rate Advances of all Banks having Interest Periods ending on the date of continuation as three-month Eurodollar Rate Advances.)


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     Section 2.5 The Notes. The Loans of each Bank shall be evidenced by a single promissory note of the Borrower payable to the order of that Bank, substantially in the form of Exhibit A hereto with appropriate insertions, in the amount of that Bank's Commitment originally in effect and dated as of the date of this Agreement (collectively, and as the same may hereafter be amended, supplemented, extended, restated or otherwise modified from time to time, the "Notes"). Upon receipt of each Bank's Note from the Borrower, the Agent shall mail such Note to such Bank. Each Bank shall enter in its records the amount of each Loan and Advance made thereunder, the rate of interests borne by each Advance and the payments made on the Loans, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

     Section 2.6 Funding Losses. The Borrower will indemnify each Bank upon demand against any loss or expense which that Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining liquidating or employing deposits or other funds acquired to effect, fund, or maintain any Advance) as a consequence of (i) any failure of the Borrower to make any payment when due of any amount due hereunder or under that Bank's Note, (ii) any failure of the Borrower to borrow, continue or convert an Advance on a date specified therefor in a notice thereof, or (iii) any payment (including, without limitation, any payment pursuant to Section 4.2, 4.3 or 10.2), prepayment or conversion of any Eurodollar Advance on a date other than the last day of the Interest Period for such Advance. Determinations by a Bank for purposes of this Section 2.6 of the amount required to indemnify that Bank shall be conclusive in the absence of manifest error.

     Section 2.7 Commitment Ending Date and Extension. The "Termination Date" is April 27, 2001; provided, however, that if the Borrower, by written notice given to the Banks on or before January 31 of any year, beginning January 31, 2001, requests in writing an extension of the Termination Date for an additional 364 day period of time and if the Banks, in their sole and absolute discretion and based on such review of the Borrower's financial performance and condition and such other factors as the Banks consider relevant (which may include, without limitation, future loan policies and other policies adopted by the Banks unrelated to the Borrower's financial condition), consent in writing to such extension, then the Termination Date shall be extended for a period of 364 days. The Banks shall be under no obligation or commitment to extend the Termination Date, and no such obligation or commitment on the part of the Banks should be inferred from the provisions of this Section.


                                   ARTICLE III
                                INTEREST AND FEES

     Section 3.1 Interest.

          (a) Eurodollar Advances. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus the Applicable Eurodollar Margin per annum.

          (b) Daily Rate Advances. The unpaid principal amount of each Daily Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Daily Eurodollar Rate plus the Applicable Daily Margin per annum.

          (c) Reference Rate Advances. The unpaid principal amount of each Reference Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Reference Rate.

          (d) Interest After Maturity. Any amount of the Loans not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the Reference Rate plus 2.00% per annum.

     Section 3.2 Commitment Fee. The Borrower shall pay to the Agent for the account of each Bank fees (the "Commitment Fees") from the date hereof through the Termination Date in an amount determined by applying the Applicable Commitment Percentage to the average daily amount (if any) by which the Commitment of that Bank exceeds the sum of the principal amount of all Loans made by that Bank that are outstanding under this Agreement and that Bank's "Buyer's Percentage" (as defined in the Purchase Agreement) of the unpaid principal amount of all "Contracts" (as defined in the Purchase Agreement) purchased by the Banks under the Purchase Agreement.

     Section 3.3 Computation. Interest and Commitment Fees shall be computed on the basis of actual days elapsed and a year of 360 days.

     Section 3.4 Payment Dates. Accrued interest under Section 3.1(a), (b) and
(c) and Commitment Fees shall be payable on the Payment Dates for the applicable types of Advances and for fees. Accrued interest under Section 3.1(d) shall be payable on demand.

     Section 3.5 Agent's Fees. The Borrower shall pay to the Agent, for the Agent's own account, a yearly agent's fee in the amount and on the dates provided in a fee letter of even date herewith from the Agent to the Borrower. No Bank (other than the Agent) shall be entitled to any portion of such fee.


                                   ARTICLE IV
                       PAYMENTS, PREPAYMENTS, REDUCTION OR
                      TERMINATION OF THE CREDIT AND SETOFF

     Section 4.1 Repayment. Principal of the Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

     Section 4.2 Optional Prepayments. The Borrower may prepay the Loans, in whole or in part, at any time subject to the provisions of Section 2.6, without any other premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an amount of $10,000 or an integral multiple thereof.

     Section 4.3 Optional Reduction or Termination of Commitment. The Borrower may, at any time, by notice to the Agent, reduce the Aggregate Commitments, with any such reduction in a minimum amount of $1,000,000 or an integral multiple thereof. Upon any reduction in the Aggregate Commitment pursuant to this Section the Borrower shall pay to the Agent, for the account of the Banks, the amount, if any, by which the aggregate unpaid principal amount of outstanding Loans exceeds the Aggregate Commitment as so reduced. Amounts so paid cannot be reborrowed. Any reduction of the Aggregate Commitment cannot be reinstated. The Borrower may, by notice to the Agent, terminate the Commitment in its entirety. Upon termination of the Commitment pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the full amount of all outstanding Loans, all accrued and unpaid interest thereon and all unpaid Commitment Fees accrued to the date of such termination and all other unpaid obligations of the Borrower to the Banks or the Agent hereunder. All payment described in this
Section is subject to the provisions of Section 2.6.

     Section 4.4 Payments. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Agent in Minneapolis, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. Subject to the definition of the term "Interest Period," whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees. The Borrower authorizes the Agent to debit the Borrower's demand deposit account No. 1-801- 2061-1819, maintained at the Agent's principal office, for principal, interest and Commitment Fees when due. Any amounts paid or prepaid on the Loans shall be paid to the Agent for the account of each Bank in proportion to its share of the outstanding Loans. The Agent will promptly distribute in like funds to each Bank its ratable share of each payment of principal, interest or fees received by the Agent for the account of the Banks.


                                    ARTICLE V
                     ADDITIONAL PROVISIONS RELATING TO LOANS

     Section 5.1 Increased Costs. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

          (a) any tax, duty or other charge with respect to any Loan, the Note or the Commitment is imposed, modified or deemed applicable, or the basis of taxation of payments to such Bank of interest or principal of the Loans or of the Commitment Fees (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed;

          (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank is imposed, modified or deemed applicable; or

          (c) any other condition affecting this Agreement or the Commitment is imposed on such Bank or the relevant funding markets;

and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining the Loans or the Commitment is increased, or the amount of any sum receivable by such Bank hereunder or under its Note in respect of any Loan is reduced;

then, the Borrower shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that such Bank has not been compensated for such additional cost or reduction in the calculation of the Eurodollar Reserve Rate). Determinations by such Bank for purposes of this Section 5.1 of the additional amounts required to compensate the Bank shall be conclusive in the absence of manifest error. In determining such amounts, each Bank may use any reasonable averaging, attribution and allocation methods.

     Section 5.2 Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability. If any Bank determines (which determination shall be conclusive and binding on the parties hereto) that:

          (a) deposits of the necessary amount for the relevant Interest Period for any Eurodollar Advance or Daily Rate Advance are not available to such Bank in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or Daily Eurodollar Rate for such Interest Period;

          (b) the Eurodollar Rate (Reserve Adjusted) or Daily Eurodollar Rate will not adequately and fairly reflect the cost to such Bank of making or funding (i) the Eurodollar Advances for a relevant Interest Period, or (ii) the Daily Rate Advances for a relevant day; or

          (c) the making or funding of Eurodollar Advances or Daily Rate Advances has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of such Bank, materially and adversely affects such

     Advances or such Bank's Commitment to make such Advances or the relevant market;

such Bank shall promptly give notice of such determination to the Borrower and the other Banks, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Advances or Daily Rate Advances, as appropriate, shall be suspended until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist. While any suspension of the obligation to make Eurodollar Advances or Daily Rate Advances continues, all further Advances by such Bank shall be made as a Reference Rate Advance. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

     Section 5.3 Changes in Law Rendering Eurodollar Advances Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for any Bank to make or fund any Eurodollar Advance or Daily Rate Advance, the obligation of that Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for a Bank to continue or maintain any Eurodollar Advance or Daily Rate Advance previously made by it hereunder, that Bank shall, upon the happening of such event, notify the Borrower thereof in writing, and any Eurodollar Advances or Daily Rate Advances of that Bank shall be continued as a Reference Rate Advance.

     Section 5.4 Capital Adequacy. In the event that any change in any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency (a "Governmental Agency") charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such Governmental Agency reduces or shall have the effect of reducing the rate of return on any Bank's capital or the capital of its parent corporation (by an amount such Bank deems material) as a consequence of its Commitments and/or its Loans to a level below that which such Bank or its parent corporation could have achieved but for such change (taking into account such Bank's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within 30 days after written notice and demand from such Bank (with a copy to the Agent), pay to such Bank additional amounts sufficient to compensate such Bank or its parent corporation for such reduction. Any determination by such Bank under this Section and any certificate as to the amount of such reduction given to the Borrower by such Bank shall be final, conclusive and binding for all purposes, absent error.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     Section 6.1 Conditions of Initial Loan. The obligation of the Banks to make the initial Loans hereunder shall be subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in Section 6.2 below, that the Agent shall have received all of the following, in form and substance satisfactory to the Agent, each duly executed and certified or dated the date of the initial Loans or such other date as is satisfactory to the Agent and in sufficient counterparts (except for the Notes) for each Bank:

          (a) A Note drawn to the order of each Bank executed by a duly authorized officer (or officers) of the Borrower.

          (b) A copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of the Loan Documents, certified by the Secretary or an Assistant Secretary of the Borrower.

          (c) An incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute the Loan Documents and to designate, by delivery of a Schedule of Authorized Representatives or otherwise, officers or employees authorized to request Loans and agree to rates of interest and otherwise agree to transactions with the Agent and the Banks in connection with this Agreement, certified by the Secretary or an Assistant Secretary of the Borrower.

          (d) A copy of the Articles of Incorporation of the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than 15 days prior to the Closing Date.

          (e) A long-form certificate of good standing for the Borrower in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date not more than 15 days prior to the Closing Date.

          (f) A copy of the bylaws of the Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

          (g) An opinion of Matthew L. Levitt, Esq., counsel to the Borrower, addressed to the Bank, in substantially the form of Exhibit F to the Purchase Agreement.

          (h) A copy of the Purchase Agreement, duly executed by the parties thereto, together with evidence reasonably satisfactory to the Agent that all conditions precedent specified in Section 5.1 of the Purchase Agreement have been satisfied.

     Section 6.2 Conditions Precedent to All Loans. The obligation of the Banks to make any Loans hereunder (including the initial Loans) shall be subject to the satisfaction of the following conditions precedent, and any request for Loans shall be deemed a representation or warranty that the following are true:

          (a) Before and after giving effect to such Loans, the representations and warranties contained in Article VII shall be true and correct, as though made on the date of such Loans; and

          (b) Before and after giving effect to such Loans, no Default or Event of Default shall have occurred and be continuing.


                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     To induce the Agent and the Banks to enter into this Agreement, to grant the Commitments and to make Loans hereunder, the Borrower represents and warrants to the Agent and the Banks:

     Section 7.1 Organization; Standing, Etc. The Borrower and each of its corporate Subsidiaries are corporations duly incorporated and validly existing and in good standing under the laws of the jurisdiction of their respective incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted, to (in the instance of the Borrower) enter into the Loan Documents and to perform its obligations under the Loan Documents. The Borrower and each of its Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and where failure to so qualify or to maintain such good standing would constitute an Adverse Event.

     Section 7.2 Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

     Section 7.3 No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgement, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provisions of the Articles (or Certificate) of Incorporation or by-laws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute an Adverse Event.

     Section 7.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

     Section 7.5 Financial Statements and Condition. The Borrower's audited consolidated financial statements as at April 24, 1999 and its unaudited consolidated financial statements as at January 21, 2000, as heretofore furnished to the Banks, have been prepared in accordance with GAAP on a consistent basis and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since April 24, 1999, no Adverse Event has occurred.

     Section 7.6 Litigation and Contingent Liabilities. Except as previously disclosed to the Banks in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Subsidiary, could constitute an Adverse Event.

     Section 7.7 Compliance. The Borrower and its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

     Section 7.8 Environmental, Health and Safety Laws. There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Subsidiary or which would require a material expenditure by the Borrower or such Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute an Adverse Event.

     Section 7.9 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

     Section 7.10 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.

     Section 7.11 Ownership of Property; Liens. None of the Accounts or Inventory of the Borrower or any of its Subsidiaries is subject to a Lien, except for Permitted Liens.

     Section 7.12 Taxes. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate.

     Section 7.13 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.14 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.15 Subsidiaries. Exhibit H to the Purchase Agreement sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

     Section 7.16 Partnerships and Joint Ventures. The Borrower and Subsidiaries are not currently partners (limited or general) or joint venturers in any partnership or joint venture.

     Section 7.17 Year 2000. The Borrower has reviewed and assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by the Borrower, directly or indirectly through third parties, may have been or may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). The Borrower represents and warrants that the year 2000 problem has not resulted in and will not result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay the Banks. The Borrower agrees that this representation will be true and correct on and shall be deemed made by the Borrower on each date the Borrower requests any Advance under this Agreement or the Notes or delivers any information to the Agent or the Banks. The Borrower will promptly deliver to the Agent or the Banks such information relating to this representation and warranty as the Agent or the Banks may request from time to time.


                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

     From the date of this Agreement and thereafter until the Aggregate Commitment is terminated or expires and the Loans and all other liabilities of the Borrower to the Agent and the Banks hereunder and under the Notes have been paid in full, unless the Majority Banks shall otherwise expressly consent in writing, the Borrower will do, and will cause each Subsidiary (except in the instance of Section 8.1) to do, all of the following:

     Section 8.1 Financial Statements and Reports. Furnish to the Banks:

          (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the annual audit report of the Borrower and its Subsidiaries prepared on a consolidated basis and in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Agent, together with any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants.

          (b) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited financial statement of the Borrower and its subsidiaries prepared in the same manner as the audit report referred to in Section 8.1(a), signed by the Borrower's chief financial officer, consisting of at least consolidated statements of income and cash flow for the Borrower and the Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Borrower as at the end of such quarters setting forth in each case in comparative form corresponding figures from the previous year.

          (c) Together with the financial statements furnished by the Borrower under Sections 8.1(a) and 8.1(b), a statement signed by the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with each of the financial ratios and restrictions contained in Article IX and stating that as at the date of each such financial statement there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

          (d) Immediately upon becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

          (e) Immediately upon becoming aware of the occurrence, with respect to any Plan, of any Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

          (f) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

          (g) Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which could constitute an Adverse Event, and the steps being taken by the Person(s) affected by such proceeding.

          (h) Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (ii) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

          (i) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as the Agent or any Bank may reasonably request.

     Section 8.2 Corporate Existence. Subject to Section 9.1 in the instance of a Subsidiary, maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

     Section 8.3 Insurance. Maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

     Section 8.4 Payment of Taxes and Claims. File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

     Section 8.5 Inspection. Permit any Person designated by any Bank to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as any Bank may designate. So long as no Event of Default exists, the expenses of each Bank for such visits, inspections and examinations shall be at the expense of that Bank, but any such visits, inspections, and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

     Section 8.6 Maintenance of Properties. Maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 8.7 Books and Records. Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

     Section 8.8 Compliance. Comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

     Section 8.9 ERISA. Maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

     Section 8.10 Environmental Matters. Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute an Adverse Event.

     Section 8.11 Reaffirmation of Guaranties. When so requested by the Agent from time to time, the Borrower will promptly cause Patterson Dental Supply, Inc., and any other Person who may hereafter guarantee the Loans or any part thereof, to execute and deliver to the Agent reaffirmations of their respective guaranties in such form as the Agent may require.

     Section 8.12 Intercreditor Agreements. If the Borrower incurs any Indebtedness for borrowed money other than the Loans, it will promptly notify the Agent and, upon request by the Agent, cause the lender with respect to such Indebtedness to enter into an intercreditor agreement in form and substance satisfactory to the Agent, providing that neither such lender nor the Banks will accept any collateral for such Indebtedness or the Loans unless all of such Indebtedness and the Loans is simultaneously granted a parity Lien on such collateral.


                                   ARTICLE IX
                               NEGATIVE COVENANTS

     From the date of this Agreement and thereafter until the Aggregate Commitment is terminated or expires and the Loans and all other liabilities of the Borrower to the Agent and the Banks hereunder and under the Notes have been paid in full, unless the Majority Banks shall otherwise expressly consent in writing, the Borrower will not, and will not permit any Subsidiary to, do any of the following:

     Section 9.1 Merger. Merge or consolidate or enter into any analogous reorganization or transaction with any Person, unless the Borrower shall be the surviving corporation and no Default or Event of Default shall exist before and after giving effect to such merger, consolidation, reorganization, or transaction; provided, however, any wholly-owned Subsidiary may be merged with or liquidated into the Borrower (if the Borrower is the surviving corporation) or any other wholly-owned Subsidiary.

     Section 9.2 Sale of Assets. Sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and leases of inventory in the ordinary course of business and except for sales or other transfers by a wholly-owned Subsidiary to the Borrower or another wholly-owned Subsidiary provided, however, that the foregoing shall not prohibit the Permitted Account Sales or the capitalization of Patterson Dental Supply, Inc. by a contribution of the distribution centers, warehouses, sales offices and related assets owned by the Borrower if and only if Patterson Dental Supply, Inc. is a wholly-owned Subsidiary of the Borrower (and any such capitalization and contribution shall not be deemed to be a change in the nature of the Borrower's or Patterson Dental Supply, Inc.'s business in violation of Section 9.4).

     Section 9.3 Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any Subsidiary or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $500,000.

     Section 9.4 Change in Nature of Business. Make any material change in the nature of the business of the Borrower or such Subsidiary, as carried on at the date hereof.

     Section 9.5 Liens. Create, incur, assume or suffer to exist any Lien on any Account or Inventory, except for Permitted Liens.

     Section 9.6 Use of Proceeds. Permit any proceeds of the Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     Section 9.7 Current Ratio. Permit the ratio of its consolidated current assets to its consolidated current liabilities plus, without duplication, the amount of the Loans outstanding (whether or not current liabilities) to be less than 1.50:1.00 at any time.

     Section 9.8 Tangible Net Worth. Permit its Consolidated Tangible Net Worth at any time to be less than the sum of (a) $75,000,000, plus (b) 75% of the cumulative net income for all periods following the fiscal quarter of the Borrower ending July 27, 1996 (without taking into account any net loss in any such period), plus (c) 90% of the net proceeds of any issuance after July 27, 1996 of common or preferred stock, convertible debentures, or any other equity interests in the Borrower.

     Section 9.9 Leverage Ratio. Permit the ratio of consolidated total liabilities plus Deferred Credits to Consolidated Tangible Net Worth to be more than 1.50:1.00 at any time.


                                    ARTICLE X
                         EVENTS OF DEFAULT AND REMEDIES

     Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

          (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of (i) principal on the Notes, or (ii) interest, Commitment Fee, agent's fee or other amount required to be made to the Agent or any Bank pursuant to the Loan Documents if such failure to pay such amounts under this subsection (ii) shall continue for 5 or more Business Days;

          (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower or any Subsidiary in the Loan Documents or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or other writing furnished by or on behalf of the Borrower to the Agent or the Banks pursuant to the Loan Documents or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

          (c) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents (and such failure shall not constitute an Event of Default under any of the other provisions of this Section 10.1) and such failure to comply shall continue for 30 calendar days after notice thereof to the Borrower by the Agent;

          (d) The Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 30 days;

          (e) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or a Subsidiary, and, if instituted against the Borrower or a Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Subsidiary, or shall remain undismissed for 30 days, or an order for relief shall have been entered against the Borrower or such Subsidiary, or the Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

          (f) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower or a Subsidiary and, if instituted against the Borrower or such Subsidiary, shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall remain for 30 days undismissed, or the Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

          (g) A judgment or judgments for the payment of money in excess of the sum of $2,000,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and the Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

          (h) The institution by the Borrower or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, the Borrower or any ERISA Affiliate would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $2,000,000, or the institution by the PBGC of steps to terminate any Plan;

          (i) The maturity of any indebtedness of the Borrower (other than indebtedness under this Agreement) or a Subsidiary in an aggregate amount of $2,000,000 or more shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such indebtedness in such amount when due or, in the case of such indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such indebtedness or any trustee or other Person acting on behalf of such holder to cause, such indebtedness in such amount to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or

          (j) Any Person, or group of Persons acting in concert, that owned less than 5% of the shares of any voting class of stock of the Borrower shall have acquired more than 50% of the shares of such voting stock; or

          (k) The occurrence of any Termination Event under the Purchase Agreement.

     Section 10.2 Remedies. If (a) any Event of Default described in Sections 10.1(d), (e) or (f) shall occur with respect to the Borrower, the Aggregate Commitment shall automatically terminate and the outstanding unpaid principal balance of the Notes, the accrued interest thereon and all other obligations of the Borrower to the Agent and the Banks under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Agent may, and upon the request of the Majority Banks shall, take any or all of the following actions: (i) declare the Aggregate Commitment terminated, whereupon the Aggregate Commitment shall terminate, (ii) declare that the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other obligations of the Borrower to the Agent and the Banks under the Loan Documents to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding,
(iii) exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Agent or the Banks, and (iv) enforce all rights and remedies under any applicable law.


                                   ARTICLE XI
                                  MISCELLANEOUS

     Section 11.1 Waiver and Amendment. No failure on the part of the Agent or the holder of any Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Agent or the Banks hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under the Notes shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or the holder of any Note to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Majority Banks, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given. Notwithstanding the foregoing, no such amendment, modification, waiver or consent shall:

          11.1(a) Reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or modify any of the provisions of any Note with respect to the payment or repayment thereof, without the consent of the holder of each Note so affected; or

          11.1(b) Increase the amount or extend the time of any Commitment of any Bank, without the consent of such Bank; or

          11.1(c) Reduce the rate or extend the time of payment of any fee payable to a Bank, without the consent of the Bank affected; or

          11.1(d) Except as may otherwise be expressly provided in any of the other Loan Documents, release any material portion of collateral securing, or any guaranties for, all or any part of the Obligations without the consent of all the Banks; or

          11.1(e) Amend the definition of Majority Banks or otherwise reduce the percentage of the Banks required to approve or effectuate any such amendment, modification, waiver, or consent, without the consent of all the Banks; or

          11.1(f) Amend any of the foregoing Sections 11.1 (a) through (e) or this Section 11.1 (f) without the consent of all the Banks; or

          11.1(g) Amend any provision of this Agreement relating to the Agent in its capacity as Agent without the consent of the Agent.

     Section 11.2 Expenses and Indemnities. Whether or not any Loan is made hereunder, the Borrower agrees to reimburse the Agent upon demand for all reasonable expenses paid or incurred by the Agent (including filing and recording costs and reasonable fees and expenses of legal counsel, who may be employees of the Agent) in connection with the preparation, negotiation, execution, delivery, amendment, modification and interpretation of the Loan Documents. The Borrower agrees to pay, and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower shall also reimburse the Agent and each Bank upon demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Agent or any Bank in connection with the collection and enforcement of this Agreement and any other Loan Document. The Borrower agrees to indemnify and hold the Banks and the Agent harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans or disbursing the proceeds thereof. The Borrower further agrees to defend, protect, indemnify and hold harmless the Agent and the Banks and their respective Affiliates and the directors, officers, employees, attorneys and agents of the Agent and the Banks and their respective Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

          (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, the creation of a Lien in favor of the Agent or the Banks under any Loan Document, or any transaction contemplated by any Loan Document; or

          (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person thereunder or with respect thereto, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Banks by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law. The foregoing indemnifications apply, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Loans and other obligations under this Agreement, including specifically obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. The obligations of the Borrower under this Section 11.2 shall survive any termination of this Agreement.

     Section 11.3 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Agent or any Bank under Article II hereof shall be deemed to have been given only when received by the Agent or such Bank.

     Section 11.4 Successors and Assigns; Disposition of Loans; Transferees.

          11.4(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          11.4(b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, the Note held by such Bank, and the Commitment of such Bank, or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to a Participant, (i) such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible for the performance thereof, (iii) such Bank shall remain the holder of the Note for all purposes under this Agreement, (iv) the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and (v) the agreement pursuant to which such Participant acquires its participating interest herein shall provide that such Bank shall retain the sole right and responsibility to enforce the Loans, including, without limitation the right to consent or agree to any amendment, modification, consent or waiver with respect to this Agreement or any other Loan Document, provided that such agreement may provide that such Bank will not consent or agree to any such amendment, modification, consent or waiver with respect to the matters set forth in Sections 11.1(a) - (c) without the prior consent of such Participant. The Borrower agrees that if amounts outstanding under this Agreement, the Notes and the Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note or other Loan Document to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note or other Loan Document; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 12.11. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.6, 5.1, 5.2, 5.3 and 11.2 with respect to its participation in the Commitments and Loans; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

          11.4(c) Each Bank may, from time to time, with the consent of the Agent (which consents shall not be unreasonably withheld), assign to other lenders ("Assignees") part of the Indebtedness evidenced by the Note then held by that Bank, together with equivalent proportions of its Commitment and its "Buyer's Percentage" (as defined in the Purchase Agreement) pursuant to written agreements executed by such assigning Bank, such Assignee(s) and the Agent in substantially the form of Exhibit B, which agreements shall specify in each instance the portion of the Loans which is to be assigned to each Assignee and the portion of the Commitment of such Bank to be assumed by each Assignee (each, an "Assignment Agreement"); provided, however, that the assigning Bank must pay to the Agent a processing and recordation fee of $3,500 and that each Assignment must be for an aggregate amount of $15,000,000 or more (or the entire amount of the assigning Bank's Commitment, if lesser). Upon the execution of each Assignment Agreement by the assigning Bank, the relevant Assignee, the Borrower and the Agent, payment to the assigning Bank by such Assignee of the purchase price for the portion of the Loans being acquired by it and receipt by the Borrower of a copy of the relevant Assignment Agreement, (x) such Assignee lender shall thereupon become a "Bank" for all purposes of this Agreement with a Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank under this Agreement, (y) such assigning Bank shall have no further liability for funding the portion of its Commitment assumed by such Assignee and (z) the address for notices to such Assignee shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of each Assignment Agreement, the assigning Bank shall surrender to the Agent the Note a portion of which is being assigned, and the Borrower shall execute and deliver a Note to the Assignee in the amount of its Commitment, and a new Note to the assigning Bank in the amount of its Commitment after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement and of the other Loan Documents.

          11.4(d) The Borrower shall not be liable for any costs incurred by the Banks in effecting any participation or assignment.

          11.4(e) Each Bank may disclose to any Assignee or Participant and to any prospective Assignee or Participant any and all financial information in such Bank's possession concerning the Borrower or any of its Subsidiaries which has been delivered to such Bank by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrower or any of its Subsidiaries in connection with such Bank's credit evaluation of the Borrower or any of its Subsidiaries prior to entering into this Agreement, provided that prior to disclosing such information, such Bank shall first obtain the agreement of such prospective Assignee or Participant to comply with the provisions of Section 11.13.

     Section 11.5 Severability. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.6 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

     Section 11.7 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     Section 11.8 Entire Agreement. This Agreement and the Notes embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 11.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 11.10 Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

     Section 11.11 Consent to Jurisdiction. AT THE OPTION OF THE AGENT, THIS AGREEMENT AND THE NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Section 11.12 Waiver of Jury Trial. THE BORROWER, THE AGENT AND EACH BANK WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Section 11.13 Confidentiality of Information. The Agent and each Bank shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent or such Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between any Bank and the Borrower and shall not be divulged to any Person other than the Banks, their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Banks hereunder and under the Notes and any guaranty or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over any Bank or by any applicable law, rule, regulation or judicial process, the opinion of such Bank's counsel concerning the making of such disclosure to be binding on the parties hereto. No Bank shall incur any liability to the Borrower by reason of any disclosure permitted by this Section 11.13.

     Section 11.14 Withholding Taxes.

          (a) Banks to Submit Forms. Each Bank represents to the Borrower and the Agent that, as of the date it becomes a Bank and at all times thereafter, it is either (i) a corporation organized under the laws of the United States or any State thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made pursuant to this Agreement (x) under an applicable provision of a tax convention to which the United States is a party or (y) because it is acting through a branch, agency or office in the United States and any payment to be received by it hereunder is effectively connected with a trade or business in the United States. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent, on or before the later of the date hereof or the day on which such Bank becomes a Bank, duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be received by such Bank hereunder) or Form 4224 (relating to all payments to be received by such Bank hereunder) of the United States Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) reasonably requested by the Borrower or the Agent and (ii) required and permitted under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all payments to be received by such Bank hereunder. Upon the request of the Borrower or the Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent a certificate in such form as is reasonably satisfactory to the Borrower and the Agent to the effect that it is such a United States person.

          (b) Inability of a Bank. If any Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) determines that, as a result of any change in law or regulation or the interpretation thereof, the Borrower or the Agent is required by law or regulation to make any deduction, withholding or backup withholding (in which case the Borrower or the Agent is hereby authorized to make such deduction, withholding or backup withholding) of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America ("U.S. Taxes") from any payments to a Bank pursuant to any Loan Document in respect of the obligations payable to such Bank then or thereafter outstanding under this Agreement or that Bank's Note, the amount payable will be increased to the amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield the amount required under any Loan Document to be paid with respect thereto; provided, that the Borrower shall not be required to pay any additional amount pursuant to this Section 11.14(b) to any Bank (i) that is not, either on the date this Agreement is executed by such Bank or on the date such Bank becomes such under Section 11.4(c), either (x) entitled to submit Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be received by such Bank hereunder) or Form 4224 (relating to all payments to be received by such Bank hereunder) or (y) a United States person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) that has failed to submit any form or certificate that it was required to file pursuant to subsection (a) and entitled to file under applicable law or
     (iii) arising from such Bank's failure to comply with any certification, identification or other similar requirement under United States income tax laws or regulations (including backup withholding) to establish entitlement to exemption from such U.S. Taxes; and provided, further, that if a Bank, as a result of any amount paid by the Borrower to such Bank pursuant to this Section 11.14, shall realize a tax credit or refund, which tax credit or refund would not have been realized but for the Borrower's payment of such amount, such Bank shall pay to the Borrower an amount equal to such tax credit or refund. Each Bank may determine the portion, if any, of any tax credit or refund attributable to the Borrower's payments using such attribution and accounting methods as such Bank reasonably selects, and such Bank's determination of the portion of any tax credit or refund attributable to the Borrower's payments shall be conclusive in the absence of manifest error. The obligation of the Borrower under this Section 11.14(b) shall survive the payment in full of the Obligations and the termination of the Commitments of such Bank.

          (c) Substitution of Bank. In the event the Borrower is required pursuant to this Section 11.14 to pay any additional amount to any Bank, such Bank shall, if no Event of Default has occurred and is continuing, upon the request of the Borrower to such Bank and the Agent, assign, pursuant to and in accordance with the provisions of Section 11.4, all of its rights and obligations under this Agreement and under its Note to another Bank or an Assignee selected by the Borrower and reasonably satisfactory to the Agent, in consideration for (i) the payment by such assignee to the assigning Bank of the principal of, and interest accrued and unpaid to the date of such assignment on, the Note of such Bank, (ii) the payment by the Borrower to the assigning Bank of any and all other amounts owing to such Bank under any provision of this Agreement accrued and unpaid to the date of such assignment and (iii) the Borrower's release of the assigning Bank from any further obligation or liability under this Agreement. Notwithstanding anything to the contrary in this Section 11.14(c), in no event shall the replacement of any Bank result in a decrease in the aggregate Commitments without the written consent of the Majority Banks.


                                   ARTICLE XII
                                    THE AGENT

     The following provisions shall govern the relationship of the Agent with the Banks.

     Section 12.1 Appointment and Authorization. Each Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such respective powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and nothing herein contained shall be deemed to create any fiduciary relationship among or between the Agent, the Borrower or the Banks.

     Section 12.2 Note Holders. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to the Agent.

     Section 12.3 Consultation with Counsel. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     Section 12.4 Loan Documents. The Agent shall not be under a duty to examine or pass upon the validity, effectiveness, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

     Section 12.5 U.S. Bank and Affiliates. With respect to its Commitment and the Loans made by it, U.S. Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent consistent with the terms thereof, and U.S. Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as if it were not the Agent.

     Section 12.6 Action by Agent. Except as may otherwise be expressly stated in this Agreement, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents. The Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all holders of Notes;

provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law. The Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties and to be consistent with the terms of this Agreement.

     Section 12.7 Credit Analysis. Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrower in connection with entering into this Agreement and has made its own appraisal of the creditworthiness of the Borrower. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

     Section 12.8 Notices of Event of Default, Etc. In the event that the Agent shall have acquired actual knowledge of any Event of Default or Default, the Agent shall promptly give notice thereof to the Banks.

     Section 12.9 Indemnification. Each Bank agrees to indemnify the Agent, as Agent (to the extent not reimbursed by the Borrower), ratably according to such Bank's share of the Aggregate Commitment from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on or incurred by the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. No payment by any Bank under this Section shall relieve the Borrower of any of its obligations under this Agreement.

     Section 12.10 Payments and Collections. All funds received by the Agent in respect of any payments made by the Borrower on the Notes or Commitment Fees shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably according to each Bank's Commitment. After any Event of Default has occurred, all funds received by the Agent, whether as payments by the Borrower or as realization on any collateral or on any guaranties, shall (except as may otherwise be required by law) be distributed by the Agent in the following order: (a) first to the Agent or any Bank who has incurred unreimbursed costs of collection with respect to any Loans or fees payable hereunder, ratably to the Agent and each Bank in the proportion that the costs incurred by the Agent or such Bank bear to the total of all such costs incurred by the Agent and all Banks; (b) next to the Agent for the account of the Banks (pro rata to the amounts outstanding under their respective Notes) for application on the Notes; (c) next to the Agent for the account of the Banks (in accordance with their respective Commitments) for any unpaid Commitment

Fees owing by the Borrower hereunder; and (d) last to the Agent for application to any unpaid agent's fees.

     Section 12.11 Sharing of Payments. If any Bank shall receive and retain any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, in respect of Indebtedness under this Agreement or the Notes in excess of such Bank's share thereof as determined under this Agreement, then such Bank shall purchase from the other Banks for cash and at face value and without recourse, such participation in the Notes held by such other Banks as shall be necessary to cause such excess payment to be shared ratably as aforesaid with such other Banks; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Subject to the participation purchase obligation above, each Bank agrees to exercise any and all rights of setoff, counterclaim or banker's lien first fully against any Notes and participations therein held by such Bank, next to any other indebtedness of the Borrower to such Bank arising under or pursuant to this Agreement and to any participations held by such Bank in indebtedness of the Borrower arising under or pursuant to this Agreement, and only then to any other indebtedness of the Borrower to such Bank.

     Section 12.12 Advice to Banks. The Agent shall forward to the Banks copies of all notices, financial reports and other communications received hereunder from the Borrower by it as Agent, excluding, however, notices, reports and communications which by the terms hereof are to be furnished by the Borrower directly to each Bank.

     Section 12.13 Resignation. If at any time U.S. Bank shall deem it advisable, in its sole discretion, it may submit to each of the Banks and the Borrower a written notification of its resignation as Agent under this Agreement, such resignation to be effective upon the appointment of a successor Agent, but in no event later than 30 days from the date of such notice. Upon submission of such notice, the Majority Banks may appoint a successor Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.

                                       PATTERSON DENTAL COMPANY


                                       By:
                                           -------------------------------------
                                           R. Stephen Armstrong
                                           Executive Vice President,
                                           Treasurer and Chief Financial Officer

                                       1031 Mendota Heights Road
                                       St. Paul, MN 55120
                                       Attention:  Mr. Ronald E. Ezerski
                                       Fax:  (612) 686-8984

     Commitment
     ----------
     $45,000,000                       U.S. BANK NATIONAL ASSOCIATION


                                       By: -------------------------------------
                                           Mark R. Olmon
                                           Senior Vice President

                                       U.S. Bank Place
                                       601 Second Avenue South
                                       Minneapolis, MN 55402-4302
                                       Attention:  Mr. Mark R. Olmon
                                       Fax:  (612) 973-0825

     $20,000,000                       THE BANK OF TOKYO - MITSUBISHI,
                                       LTD., CHICAGO BRANCH

                                       By:
                                          --------------------------------------

                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       227 West Monroe Street, Suite 2300
                                       Chicago, Illinois 60606
                                       Attention:  Ms. Janice Hennig
                                       Telecopier:  (312)696-4532


             Signature Page To Amended and Restated Credit Agreement

     $15,000,000                       M & I MARSHALL & ILSLEY BANK


                                       By:
                                          --------------------------------------

                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       By:
                                          --------------------------------------

                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       4135 Multifoods Tower
                                       33 South Sixth Street
                                       Minneapolis, Minnesota 55402
                                       Attention:   Jeffrey P. Norton
                                       Telecopier:  (612)332-6745


     $20,000,000                       THE NORTHERN TRUST COMPANY


                                       By:
                                          --------------------------------------

                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       The Northern Trust Company
                                       50 South LaSalle Street, Floor B2
                                       Chicago, Illinois 60675
                                       Attention: Jeffrey Clark
                                       Telecopier:  (312) 444-7028


             Signature Page To Amended and Restated Credit Agreement

                                       S-2